UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

TouchIT Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151252	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Istanbul TrakyaSerbestBölgesiAtatürkBulvari Ali RizaEfendicd., A4 Blok Çatalca,
Istanbul Turkey
 (Address of principal executive offices)

Registrant’s telephone number, including area code:

011-44-207 858 1045

Hotel Management Systems, Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

On October 8, 2010, our board of directors (the “Board of Directors”) dismissed Silberstein Ungar, PLLC (“Silberstein”) as the independent registered public accounting firm as Silberstein was engaged solely for the purpose of preparing an audit for the  Registrant’s transition report on Form 10-K for the financial year ending April 30 2010.  The Registrant will continue to use Denge Baimsiz Denetim Serbest Muhasebe Mali Müavirlik A (“Denge”) to serve as the Registrant’s independent auditor.

Pursuant to Item 304 of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Registrant reports as follows:

(a)(i) Silberstein was dismissed as our independent registered public accounting firm effective on October 8, 2010.

(ii) Silberstein issued a report on the Registrant's consolidated financial statements for the fiscal year ended April 30, 2010. The report did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to dismiss Silberstein was recommended and approved by the Board of Directors of the Registrant on October 8, 2010.

(iv)  In connection with the audit of the Registrant's consolidated financial statements for the two most recent fiscal years 2009 and 2010,  and any subsequent interim period preceding such dismissal, there were no disagreements, resolved or not, with Silberstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Silberstein, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01

Exhibit Number	Description
16.1	Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TouchIT Technologies, Inc.

By:	/s/ Andrew Brabin
Name:	Andrew Brabin
Title:	Chief Financial Officer
Date:	October 12, 2010